Exhibit 4.4

FURTHER AMENDED AND RESTATED
SHAREHOLDER AND NOTE HOLDER AGREEMENT

THIS FURTHER AMENDED AND RESTATED SHAREHOLDER AND NOTE HOLDER AGREEMENT (this “Agreement”) is entered into on December 31, 2018 (the “Commencement Date”), by and among

1.                                      Aesthetic Medical International Holdings Group Limited (formerly known as Pengai Aesthetic Medical Group), an exempted company incorporated and existing under the laws of the Cayman Islands (the “Company”),

2.                                      DRAGON JADE HOLDINGS LIMITED 龍翠控股有限公司, a business company duly established and validly existing under the laws of British Virgin Islands (the “BVI Subsidiary”),

3.                                      Peng Oi Investment (Hong Kong) Holdings Limited, a limited liability company limited by shares incorporated under the Laws of Hong Kong (the “HK Subsidiary”),

4.                                      鹏意达商务咨询（深圳）有限公司, a foreign invested commercial enterprise incorporated under the Laws of the PRC (the “WFOE”),

5.                                      深圳鹏爱医院投资管理有限公司, a company established under the Laws of the PRC (the “Domestic Company”),

6.                                      each of the individuals and entities listed on Schedule A-1 attached hereto (each such individual, a “Principal” and collectively, the “Principals”; and each such entity, a “Principal Holdco” and collectively, the “Principal Holdcos”), and

7.                                      each of the Persons named on Schedule A-2 hereto (each an “Investor” and collectively, the “Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreements (as applicable).

RECITALS

A                                       The Company holds 100% of the equity of the BVI Subsidiary; the BVI Subsidiary holds 100% of the equity of the HK Subsidiary; the HK Subsidiary owns an interest in 100% of the registered capital of the WFOE, and the WFOE owns an interest in 100% of the registered capital of the Domestic Company. Each Principal holds such amount of equity of Principal Holdco as specified on Schedule A-1.

B                                       None of the Company, the BVI Subsidiary or the HK Subsidiary engages in any substantive business or operations. The WFOE and the Domestic Company are engaged in the Business (as defined below). The Company seeks expansion capital to grow the Business and, correspondingly, seeks to secure an investment from the Investors, on the terms and conditions set forth herein.

C                                       The Company, the BVI Subsidiary, the HK Subsidiary, the WFOE, the Domestic Company, the Principals, the Principal Holdcos and the Investors have entered into an amended and restated shareholder and note holder agreement dated November 15, 2018 (the “Prior Agreement”).

D                                       Chuangrui had agreed to subscribe for shares in the Company on the terms and conditions set forth in the investment agreement dated September 20, 2018 (as amended and supplemented by the supplemental agreement dated November 1, 2018 entered into between Wise Sunny Limited, an Affiliate of Chuangrui, and the Company, and the second supplemental agreement dated November 30, 2018 entered into between Wise Sunny Limited and the Company) (the “Prior Investment Agreement”). Wise Sunny Limited and the Company have entered into a third supplemental agreement dated December 31, 2018 (the “Third Supplemental Agreement”) to amend certain terms in the Prior Investment Agreement (together with the Third Supplemental Agreement, the “Investment Agreement”). A capitalization table of the Company’s outstanding share capital at the time of the execution of this Agreement is set forth in Schedule B attached hereto.

E                                        To amend the terms of this Agreement pursuant to the Third Supplemental Agreement, and to regulate the relationship of the shareholders and note holders of the Company inter se as shareholders and note holders of the Company and in the conduct of the business and affairs of the Company in the spirit of mutual confidence and co-operation, the Parties have agreed to enter into this Agreement on the terms and conditions hereinafter set out.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.             Definitions.

1.1          The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means International Financial Reporting Standards as promulgated from time to time by the International Accounting Standards Board (the “IASB”) (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB’s pronouncements thereon from time to time, applied on a consistent basis.

“ADV” means Peak Asia Investment Holdings V Limited, a company incorporated and existing under the laws of the British Virgin Islands.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (v) any direct or indirect shareholder of the Investor, (w) any of such shareholder’s or Investors’ general partners or limited partners, (x) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (y) trusts controlled by or for the benefit of any such Person referred to in (v), (w) or (x).

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including without limitation, the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Approved Sale” has the meaning given to such term in the Memorandum and Articles.

“As-If Converted Basis” means, with respect to any Ordinary Share Equivalents held by any member of the Company, the number of Ordinary Shares that would be held thereby upon the exchange, conversion or exercise of such Ordinary Share Equivalents, including, without limitation any issued and outstanding Notes and the Preferred Shares.

“Associate” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of twenty percent (20%) or more of any class of Equity Securities of such corporation or organization, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) any Relative of such Person.

“Auditor” means the Person for the time being performing the duties of auditor of the Company (if any).

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” means cosmetic plastic surgery services, skincare clinic and spa services, health and therapeutic body treatment services, general medical services and activities ancillary thereto of the Group Companies in the PRC.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, Hong Kong or New York (if on that day a payment is to be made pursuant to this Agreement in New York City).

“Big-Four Firm” means Deloitte & Touche, Ernst & Young, KPMG or PricewaterhouseCoopers.

“Chuangrui” means SCI AESTHETIC HOLDING CO., LTD. (BVI Company Number: 1993837), a company incorporated in British Virgin Islands and having its registered office at Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Island.

“Convertible Notes” means the convertible notes issued by the Company to ADV pursuant to the Convertible Note Purchase Agreement.

“CN Basic Documents” has the meaning given to such term in the Convertible Note Purchase Agreement.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles or certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Circular 37” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round Trip Investment via Overseas Special Purpose Companies issued by SAFE on July 4, 2014.

“Closing” has the meaning set forth in the Purchase Agreements (as applicable).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Company Account” means the bank account(s) in the name of each of the Group Company.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Consideration” has the meaning given to such term in the Investment Agreement.

“Consideration Per Share” has the meaning given to such term in the Investment Agreement.

“Contract” means a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Shares” means Ordinary Shares issuable upon conversion of any Preferred Shares.

“Convertible Note Purchase Agreement” means the Convertible Note Purchase Agreement, dated November 9, 2016, by and between the Company and ADV.

“Deemed Liquidation Event” has the meaning given to such term in the Memorandum and Articles.

“Director” means a director serving on the Board.

“Effective Date” means December 8, 2016.

“Exchange Notes” means the exchangeable notes issued by the Principal Holdcos to ADV pursuant to the Exchangeable Note Purchase Agreement.

“Exchangeable Note Purchase Agreement” means the Exchangeable Note Purchase Agreement, dated November 9, 2016, by and among the Company, the Principal Holdcos and ADV.

“EN Basic Documents” has the meaning given to such term in the Exchangeable Note Purchase Agreement.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security issued by such Person and convertible into, exchangeable or exercisable for any of the foregoing, or any Contract with such Person providing for the acquisition of any of the foregoing.

“ESOP” means the employee share incentive plan of the Company adopted pursuant to the Memorandum and Articles covering the grant of Ordinary Shares (or awards therefor) to senior officers or key employees/service providers of a Group Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“First Closing Date” has the meaning given to such term in the Memorandum and Articles.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, the BVI Subsidiary, the HK Subsidiary, the Domestic Company, and the WFOE, together with each Subsidiary of any of the foregoing, and “Group” refers to all of Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time, which for the avoidance of doubt, excludes Chuangrui.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IDG” means collectively IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P., a limited partnership organized and existing under the laws of the State of Delaware of the United States, IDG-ACCEL CHINA GROWTH FUND III L.P., a Cayman Islands exempted limited partnership, and IDG-ACCEL CHINA III INVESTORS L.P. a Cayman Islands exempted limited partnership.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including without limitation, obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with Accounting Standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Initial Completion Date” has the meaning given to such term in the Investment Agreement.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including without limitation, artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liabilities” means, with respect to any Person, all liabilities, obligations and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Major Investor” means each Investor that, together with its Affiliates, holds in the aggregate at least 1,500,000 Ordinary Shares determined on an As-If Converted Basis (as adjusted in connection with share splits or share consolidation, reclassification, or other similar event).

“Majority Investors” means the Investors holding Notes and/or Preferred Shares representing at least 51% of the total voting power of the Notes and Preferred Shares, determined on an As-If Converted Basis.

“Memorandum and Articles” means the Further Amended and Restated Memorandum of Association and Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Members” has the meaning given to such term in the Memorandum and Articles.

“Notes” means, collectively, the Convertible Notes and the Exchangeable Notes.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for, directly or indirectly, Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares and the Notes.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.001 per share.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Shares” means the Series A Preferred Shares and the Series B Preferred Shares.

“Public Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including without limitation, a PRC state-owned or controlled enterprise.

“Purchase Agreements” means, collectively, the Convertible Note Purchase Agreement and the Exchangeable Note Purchase Agreement.

“Qualified IPO” has the meaning given to such term in the Memorandum and Articles.

“Registrable Securities” means (i) the Ordinary Shares calculated on an As-If Converted Basis, (ii) any Ordinary Shares of the Company issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Ordinary Shares owned or hereafter acquired by the Investors, which for the avoidance of doubt, excludes the Ordinary Shares held by Chuangrui. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party” means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, any Affiliate or Relative (as applicable) of any of the foregoing, or Associate of any Affiliate, officer, director, supervisory board member, or holder of any Equity Security of any Group Company.

“Relative” means with respect to a nature Person means the spouse of such Person and any parent, grandparent, sibling or child of such Person or spouse.

“Right of First Refusal & Co-Sale Agreement” means the Further Amended and Restated Right of First Refusal and Co-Sale Agreement entered into by and among the Investors, the Principals and the Company on or about the Commencement Date, as amended from time to time.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means collectively, the Circular 37, and any other applicable SAFE rules and regulations.

“Second Completion Date” has the meaning given to such term in the Investment Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Issue Date” has the meaning given to such term in the Memorandum and Articles.

“Series A Issue Price” has the meaning given to such term in the Memorandum and Articles.

“Series A Preferred Shares” means the redeemable Series A Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A Sellers” means, collectively, China Growth Equity Investments Limited, CMHJ TECHNOLOGY FUND II, L.P., Gerald Scott Klayman, Ko (Guang) Su, TDR ADVISORS INC., and Uptown Alliance Limited.

“Series B Nominal Issue Price” has the meaning given to such term in the Memorandum and Articles.

“Series B Preferred Shares” means the redeemable Series B Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shareholder” means a holder of any Shares.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Share Sale” has the meaning set forth in the Memorandum and Articles.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Supermajority Investors” means the holders of Notes and/or Preferred Shares representing at least two-thirds of the total voting power of the Notes and Preferred Shares, determined on an As-If Converted Basis.

“Tax” means (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including without limitation, enterprise income tax and individual income withholding tax), turnover (including without limitation, value-added tax, business tax, and consumption tax), resource (including without limitation, urban and township land use tax), special purpose (including without limitation, land value-added tax, urban maintenance and construction tax, and additional education fees), property (including without limitation, urban real estate tax and land use fees), documentation (including without limitation, stamp duty and deed tax), filing, recording, social insurance (including without limitation, pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including without limitation, import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clauses (i)(a) through (i)(c) above.

“Third Completion Date” has the meaning given to such term in the Investment Agreement.

“Transaction Documents” means, collectively, the CN Basic Documents, the EN Basic Documents and the Investment Agreement.

“US” means the United States of America.

“United States Person” means United States person as defined in Section 7701(a)(30) of the Code.

1.2          Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Agreement	Preamble
Additional Ordinary Shares	Section 11.10 (i)
ADV Director	Section 9.1 (i)
BVI Subsidiary	Preamble
Chuangrui Preference Amount	Section 11.11(iii)
Company	Preamble
Confidential Information	Section 11.15
Direct US Investor	Section 11.13 (iii)
Dispute	Section 12.5 (i)
Domestic Company	Preamble
Commencement Date	Preamble
Exempt Registrations	Section 3.4
Participation Notice	Section 7.4
HK Subsidiary	Preamble
HKIAC Rules	Section 12.5 (i)
IDG Director	Section 9.1 (i)
Indirect US Investor	Section 11.13 (iii)
Investment Agreement	Recitals
Investor Director	Section 9.1 (i)
Investors	Preamble
New Securities	Section 7.3
New Securities Price Per Share	Section 11.10 (i)
Observer	Section 9.4
Ordinary Directors	Section 9.1 (i)
Party	Preamble
PFIC Shareholders	Section 11.13 (iii)
PRC	Preamble
Preemptive Right	Section 7.1
Principal	Preamble
Principal Holdco	Preamble
Prior Agreement	Recitals
Prior Investment Agreement	Recitals
Pro Rata Share	Section 7.2
Restricted Business	Section 11.9
Rights Holder	Section 7.1
Third Supplemental Agreement	Recitals
Security Holder	Section 11.2
Series A Preference Amount	Section 11.11(ii)
Series B Preference Amount	Section 11.11(i)
Subsidiary Board	Section 9.1 (iv)
Violation	Section 5.1 (i)
WFOE	Preamble

1.3          Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (x) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xi) the term “voting power” refers to the number of votes attributable to the Shares (on an As-If Converted Basis) in accordance with the terms of the Memorandum and Articles, (xii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiii) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xiv) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.             Demand Registration.

2.1          Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fourth (4th) anniversary of the Effective Date or (ii) the date that is twelve (12) months after the closing of the IPO, Holders holding fifty percent (50%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration of Registrable Securities (A) representing at least twenty percent (20%) of the then outstanding Registrable Securities held by such Holders, or (B) having an anticipated aggregate offering price, net of underwriting discounts and commissions, in excess of $5,000,000, on any internationally recognized exchange that is reasonably acceptable to such requesting Holders. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Company undertakes its IPO. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the Registrable Securities included in the Registration are less than fifty percent (50%) of the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1 for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration (including, without limitation, due to exclusion in an underwritten offering under Section 2.4), such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2          Registration on Form F-3 or Form S-3. The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to consummate no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided that if the Registrable Securities included in such Registration are less than fifty percent (50%) of the Registrable Securities sought to be included in the Registration pursuant to this Section 2.2 solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

2.3          Right of Deferral.

(i)            The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1)           if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within ninety (90) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within ninety (90) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(2)           during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(3)           in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(4)           with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F 3 is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000.

(ii)           If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Securities during such period (except for Exempt Registrations).

2.4          Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to fifty percent (50%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included; provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.             Piggyback Registrations.

3.1          Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2          Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3          Underwriting Requirements.

(i)            In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to fifty percent (50%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii)           If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4          Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4.             Registration Procedures.

4.1          Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)            Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least a majority in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(ii)           Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)          Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)          Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)          Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii)         Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)        Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)          Not, without the written consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(x)           Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi)          Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2          Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3          Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the voting power of the Registrable Securities requested to be Registered by all Holder in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a supermajority of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

5.             Registration-Related Indemnification.

5.1          Company Indemnity.

(i)            To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)           The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2          Holder Indemnity.

(i)            To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii)           The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3          Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including without limitation, any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4          Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5          Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6          Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.             Additional Registration-Related Undertakings.

6.1          Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)            make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)           file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii)          at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2          Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least a supermajority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3          “Market Stand-Off” Agreement. Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned immediately prior to the date of the final prospectus relating to the IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (a) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (y) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Investors agree to execute and deliver to the underwriters a lockup agreement containing substantially similar terms and conditions as those contained herein.

6.4          Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of the IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5          Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6          Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(i)            it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii)           it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Supermajority Investors to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7.             Preemptive Right.

7.1          General. The Company hereby grants to each Major Investor, Principal and Chuangrui (subject to Chuangrui holding not less than 1% of all the outstanding Shares (on an As-If Converted Basis)) (each a “Rights Holder”) the right of first refusal to purchase such Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”), provided that no Principal shall have the Preemptive Right with respect to any New Securities issued at a price per share lower than the Series B Issue Price (as defined in the Memorandum and Articles).

7.2          Pro Rata Share. A Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Ordinary Shares that it holds, determined on an As-If Converted Basis, to (b) the total number of Ordinary Shares then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights determined on an As-If Converted Basis.

7.3          New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the Commencement Date, except for:

(i)            any Note and any Equity Securities issued upon the conversion or exchange of any Note;

(ii)           Ordinary Shares (or Options exercisable for such Ordinary Shares) duly issued (or issuable pursuant to such Options) to the Group Companies’ senior officers and key employees/service providers pursuant to the ESOP adopted in accordance with Section 10.2(xi) hereof;

(iii)          Ordinary Shares issued or issuable pursuant to any subdivision or consolidation of shares, share dividend, combination, recapitalization or other similar transaction of the Company, as described in Article 8.3(E)(1) through Article 8.3(E)(3) as duly approved by the Supermajority Investors;

(iv)          any Equity Securities issued as a dividend or distribution on the Preferred Shares;

(v)           Ordinary Shares issued upon the conversion of Preferred Shares;

(vi)          any Equity Securities of the Company issued pursuant to a Qualified IPO;

(vii)         any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, duly approved in accordance with Section 10 hereof; and

(viii)        Ordinary Shares issued to banks, equipment lessors or other financial institutions, pursuant to a debt financing or equipment leasing approved by the Board (as long as such approval includes the consent of at least two Investor Directors).

7.4          Procedures. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten (10) Business Days from the date of receipt of any such Participation Notice to agree in writing to purchase up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). If any Rights Holder fails to so respond in writing within such ten (10) Business Day period, then such Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

7.5          Failure to Exercise. In the event no Rights Holder exercises the Preemptive Rights within ten (10) Business Days following the issuance of the Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 7.

8.             Information and Inspection Rights.

8.1          Delivery of Financial Statements. The Group Companies shall deliver to each Major Investor the following documents or reports and deliver to Chuangrui the documents or reports set out in Sections 8.1(i), 8.1(ii), 8.1(iv)(A) and 8.1(v) below:

(i)            within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by a Big-Four Firm or another internationally reputable firm of independent certified public accountants approved by at least two Investor Directors, and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget approved by at least two-thirds of the directors of the Board of Directors, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period;

(ii)           within thirty (30) days after the end of each fiscal year of the Company, the management accounts (balance sheet, profit and loss statement, and statement of cash flows) of the Group and each Group Company;

(iii)          within thirty (30) days of the end of each month, (A) a consolidated unaudited income statement and statement of cash flows for such month and a consolidated balance sheet for the Company as of the end of such month, and a comparison of the financial results of such month with the corresponding monthly budget, in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company; and (B) all the customer transaction data of each Group Company extracted from the Group Companies’ CRM system Hong Mai, including but not limited to treatment date, treatment price, transaction amount, price discount, segment, treatment type and detailed description;

(iv)          within thirty (30) days of the end of each quarter, (A) the financial statements (balance sheet, profit and loss statement, and statement of cash flows) of each Group Company; (B) the operating data of the Group and each Group Company, including commission cost paid to channel partners (i.e. beauty salons), breakdown of cost of goods sold, breakdown of selling, general and administrative expenses; (C) the loan agreements of all outstanding loans, each of which shall include outstanding balance, interest rate, tenor and amortization schedule, collateral information, loan covenants and other information reasonably requested by such Major Investor;

(v)           an annual budget and strategic plan for the Group Companies approved by at least two-thirds of the directors of the Board of Directors within thirty (30) days prior to the beginning of each fiscal year, setting forth: the projected balance sheets, income statements and statements of cash flows for each month during such fiscal year of each Group Company; projected detailed budgets for each such month; any dividend or distribution projected to be declared or paid; the projected incurrence, assumption or refinancing of indebtedness; and all other material matters relating to the operation, development and business of the Group Companies;

(vi)          copies of all documents or other information sent to all other shareholders and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, no later than five (5) days after such documents or information are filed by the Company;

(vii)         capitalization table of the Group Companies, certified by the chief executive officer of the Company as being true, correct and complete, no later than five (5) days after the end of each fiscal quarter; and

(viii)        as soon as practicable, any other information reasonably requested by any such holder of Preferred Shares.

8.2          Inspection Rights. The Group Companies and the Principals covenant and agree that each Major Investor and Chuangrui shall have the right, at its own expenses, to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company and the right to discuss the business, operation, conditions and prospects of a Group Company with any Group Company’s directors, officers, employees, accountants, auditors, legal counsels and investment bankers.

9.             Election of Directors.

9.1          Board of Directors.

(i)            The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of eight (8) authorized individual directors. The holders of a majority of the voting power of the outstanding Ordinary Shares shall have the right to designate, appoint, remove, replace and reappoint five (5) directors on the Board (the “Ordinary Directors”), four (4) of whom shall be executive officers of the Group Companies; IDG (or any Affiliated fund of IDG) shall have the right to designate, appoint, remove, replace and reappoint one (1) director on the Board (the “IDG Director”) for so long as IDG owns no less than fifty percent (50%) of the Shares owned by it immediately after the Effective Date, calculated on an As-If Converted Basis; and ADV (or any Affiliated fund of ADV) shall have the right to designate, appoint, remove, replace and reappoint two (2) directors on the Board (the “ADV Directors” and together with the IDG Director, the “Investor Directors”) for so long as ADV owns no less than fifty percent (50%) of the Series A Preferred Shares owned by it immediately after the Effective Date.

(ii)           For so long as ADV owns any outstanding Share, ADV shall be entitled to appoint one observer on the Board to attend and speak at all board meetings (in a nonvoting observer capacity), who shall be entitled to receive all information and documents sent to the Directors at the same time when such information and documents are sent to the Directors.

(iii)          For so long as Chuangrui holds not less than 1% of all the outstanding Shares (on an As-If Converted Basis), Chuangrui shall have the right to appoint one observer on the Board to attend and speak at all board meetings (in a nonvoting observer capacity), who shall be entitled to receive all information and documents sent to the Directors at the same time when such information and documents are sent to the Directors.

(iv)          The Company shall, and the Parties hereto shall cause each of the other Group Companies to, (i) have a board of directors or similar governing body (the “Subsidiary Board”), (ii) the authorized size of such Subsidiary Board at all times be the same authorized size as the Board, and (iii) the composition of such Subsidiary Board to at all times consist of the same persons as directors as those then on the Board.

9.2          Voting Agreements

(i)            With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at eight (8) directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 9.1, and (iii) against any nominees not designated pursuant to Section 9.1.

(ii)           Any Director designated pursuant to Section 9.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 9.1 or by the Company at any time when the Person or group of Persons no longer are entitled to designate such Director pursuant to Section 9.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (and given written consents in lieu thereof) in support of the foregoing.

(iii)          The Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the election or appointment to the Subsidiary Board of each director designated to serve on the Board pursuant to Section 9.1. Upon a removal or replacement of such director from the Board in accordance with Section 9.2(ii), the Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the removal of such director from the Subsidiary Board.

9.3          Quorum. The Board and the Subsidiary Board shall hold no less than one (1) board meeting during each fiscal quarter. A meeting of the Board and the Subsidiary Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a majority of all Directors of such Group Company then in office, provided that such majority includes at least two Investor Directors, and the Parties shall cause the foregoing to be the quorum requirements for the Board and the Subsidiary Board. Notwithstanding the foregoing, if notice of the board meeting has been duly delivered to all directors of the Board or the Subsidiary Board seven days prior to the scheduled meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company, and the number of directors required to be present under this Section 9.3 for such meeting to proceed is not present within one hour from the time appointed for the meeting solely because of the absence of the Investor Directors, each holder of voting securities of the Company, or the applicable Group Company, as the case may be, shall procure that the directors present at the meeting shall adjourn the meeting to the fifth (5th) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all directors one day prior to the adjourned meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company and, if at the adjourned meeting, the number of directors required to be present under this Section 9.3 for such meeting to proceed is not present within one hour from the time appointed for the meeting solely because of the absence of the Investor Directors, then the presence of the Investor Directors shall not be required at such adjourned meeting solely for purpose of determining if a quorum has been established.

9.4          Expenses. The Company will promptly pay or reimburse each non-employee Board member and each non-employee Subsidiary Board member for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members.

9.5          Alternates. Subject to applicable Law, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

9.6          Establishment of Compensation Committee and Audit Committee. As reasonably practicable as possible following the Effective Date, the Company shall establish and maintain (i) a Compensation Committee and (ii) an Audit Committee, and an ADV Director shall be entitled to serve on each of the Compensation Committee and the Audit Committee. The Compensation Committee shall propose the terms of the Company’s equity incentive plans, and all grants of awards thereunder (including without limitation, the ESOP), to the Board for approval and adoption by the Board and the Shareholders and shall have the power and authority to (a) administer the Company’s equity incentive plans (including without limitation, the ESOP) and to grant options and awards thereunder, and (b) approve all management compensation levels and arrangements, and shall have such other powers and authorities as the Board shall delegate to it. The Audit Committee shall select the auditors of the Company and approve the scope of the Company’s annual audit, and shall have such other powers and authorities as the Board shall delegate to it.

9.7          D&O Insurance. The Company shall purchase and maintain, and shall cause each Group Company to purchase and maintain, directors’ and officers’ insurance on commercially reasonable and customary terms approved by the Majority Investors, in relation to any person who is or was a director or an officer of any Group Company, or who at the request of any Group Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity. To the maximum extent permitted by the Law of the jurisdiction in which a Group Company is organized, such Group Company shall indemnify and hold harmless each of its directors and shall comply with the terms of the Indemnification Agreements, and at the request of any director who is not a party to an Indemnification Agreement, shall enter into an indemnification agreement with such director in similar form to the Indemnification Agreements.

9.8          Financial Controllers. As soon as practicable following the Effective Date, a vice president in charge of financial matters of the Group designated by ADV shall be duly appointed by the Company. The Principals, on the one hand, and ADV, on the other hand, shall each have the right to nominate the chief financial officer of each Group Company, subject to the approval of the relevant Subsidiary Board (including the affirmative votes of the directors appointed by the holders of a majority of the voting power of the outstanding Ordinary Shares and at least one of the ADV Directors).

10.          Protective Provisions.

10.1        Acts of the Group Companies Requiring Approval of Majority Investors. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Majority Investors in advance.

(i)            any amendment or change of the rights, preferences, privileges, or powers of or concerning, or the limitations or restrictions provided for the benefit of, the Preferred Shares;

(ii)           any action that creates, authorizes or issues (A) any class or series of Equity Securities of the Company having rights, preferences, privileges, powers, limitations or restrictions superior to or on a parity with any series of Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, or any Equity Securities convertible into, exchangeable for, or exercisable into any Equity Securities having rights, preferences, privileges, powers, limitations or restrictions superior to or on a parity with any series of Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, (B) any Equity Securities of the Company other than the Conversion Shares, Preferred Shares or Ordinary Shares issued upon the conversion and/or exchange of the Notes, or Ordinary Shares issued pursuant to the terms of the ESOP, or (C) any Equity Securities of any other Group Company;

(iii)          any action that reclassifies any outstanding shares into shares having rights, preferences, privileges, powers, limitations or restrictions senior to or on a parity with the Series A Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(iv)          any purchase, repurchase or redemption of any Equity Security of any Group Company other than (i) any Exempted Distributions, (ii) purchase or redemption of Ordinary Shares pursuant to the terms of the ESOP, (iii) redemption of any Preferred Shares pursuant to Article 8.5(A) of the Memorandum and Articles and (iv) redemption repayment, or repurchase of any Note pursuant to the terms thereof;

(v)           any amendment or modification to or waiver under any of the Charter Documents of any Group Company;

(vi)          any declaration, set aside or payment of a dividend or other distribution by any Group Company except for any distribution or dividend with respect to which the sole recipient of any proceeds therefrom is the Company or any wholly-owned subsidiary of the Company, or the adoption of, or any change to, the dividend policy of any Group Company;

(vii)         any sale, transfer, or other disposal of, or the incurrence of any Lien on, any substantial part of the assets of any Group Company, except for (i) Liens for Taxes not yet delinquent or the validity of which are being contested in good faith and for which there are adequate reserves on the applicable financial statements and (ii) Liens incurred by operation of law that are not reasonably foreseeable or controllable by the Company and would not materially interfere with, impair or impede the operation or value of the Business;

(viii)        the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any of the Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(ix)          any Deemed Liquidation Event or Share Sale or any merger, amalgamation, scheme or arrangement or consolidation of any Group Company with any Person, or the purchase or other acquisition by any Group Company of all or substantially all of the assets, equity or business of another Person, other than in any case an Approved Sale;

(x)           acquisition of another corporation or entity by any Group Company by consolidation, merger, purchase of assets, or other reorganization in which such Group Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity;

(xi)          any change of the size or composition of the board of directors of any Group Company;

(xii)         any investment in, or divestiture or sale by any Group Company of an interest in a Subsidiary; or

(xiii)        any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the above actions

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the shareholders of the Company in accordance with the applicable Laws, and if the shareholders vote in favor of such act but the approval of the Majority Investors has not yet been obtained, then the Majority Investors shall, in such vote, have the voting rights equal to the aggregate voting power of all the shareholders who vote in favor of the resolution plus one.

10.2        Acts of the Group Companies Requiring Investor Directors Approval. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the board of directors of such Group Company (so long as such approval includes the approval of at least two Investor Directors):

(i)            creation, incurrence or assumptions by the Group Companies of Indebtedness (including but not limited to issue and sale of convertible debt) or guarantees of Indebtedness in excess of RMB 2 million individually or RMB 5 million on a consolidated basis in the aggregate during any fiscal year;

(ii)           any advances or loans to any of the directors, officers or employees of any Group Company;

(iii)          purchasing or leasing any automobile in excess of RMB 1 million in the aggregate in a single transaction or a series of related transactions in any twelve (12) conservative month period;

(iv)          purchasing any publicly-traded securities of any other company in one or a series of related transactions exceeding US$100,000 in the aggregate in a twelve (12) consecutive months period;

(v)           authorizing any increase in the annual base compensation by more than twenty percent (20%) for any senior officers or key employees of the Group in a twelve (12) consecutive months period (for the avoidance of doubt, profits sharing received by such employees in accordance with the Company’s profit sharing policy will not be deemed to be part of the annual base compensation);

(vi)          authorizing any increase in the percentage of profit sharing received in accordance with the Company’s profit sharing policy by more than twenty percent (20%) for any senior officers or key employees of the Group in a twelve (12) consecutive months period;

(vii)         any transaction, or a series of related transactions, between any Group Company, on the one hand, and a Related Party (other than another Group Company), on the other hand, in excess of US$25,000;

(viii)        any material change to the business scope, business plan or nature of business of any Group Company, or creation or cessation of any business line of any Group Company;

(ix)          the exclusive licensing of all or substantially all of any Group Company’s intellectual property to a third party in one or more transactions;

(x)           acquisition of another corporation or entity by any Group Company by consolidation, merger, purchase of assets, or other reorganization in which such Group Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity;

(xi)          subject to Section 11.5, the adoption, amendment or termination of the ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies, and the approval of any stock option, equity grant or award thereunder;

(xii)         the appointment or removal of the Auditors or the auditors for any other Group Company, or the change of the term of the fiscal year for any Group Company;

(xiii)        any public offering of any Equity Securities of any Group Company;

(xiv)        any adoption of or change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election;

(xv)         the approval of, or any deviation from or amendment of the investment plan of any Group Company;

(xvi)        any amendment or modification to or waiver under any of the Charter Documents of any Group Company;

(xvii)       any increase or decrease in registered capital of any Group Company;

(xviii)      any Deemed Liquidation Event or Share Sale or any merger, amalgamation, scheme or arrangement or consolidation of any Group Company with any Person, or the purchase or other acquisition by any Group Company of all or substantially all of the assets, equity or business of another Person, other than in any case an Approved Sale;

(xix)        the approval of, or any deviation from or amendment of, the profit distribution plan of any Group Company;

(xx)         create (or terminate) any mortgage, charge, pledge, lien or other encumbrance with respect to any assets of any Group Company;

(xxi)        making any guaranty or indemnity to any third party (or agree to any material amendments in respect thereof);

(xxii)       any change in the authorized size of the Board of Directors of any Group Company;

(xxiii)      the appointment or removal of, and approval of the compensation package for, any director on the board of directors of any Group Company;

(xxiv)     the appointment or removal of, and approval of the remuneration package for, any member of the senior management of each Group Company, including the chief executive officer, the chief operating officer, the chief financial officer, and any other management member at or above the level of vice president or comparable position;

(xxv)      the appointment or removal of, and approval of the remuneration package for, an employee of any Group Company who shall be a Principal or a Principal’s Relative;

(xxvi)     entering into or effecting any transaction or series of related transactions (or agreeing to any material amendments in respect thereof), involving the purchase, sale, lease, rent, license, exchange, disposal or acquisition by any Group Company of any assets, properties or securities for consideration in excess of RMB 3 million (or equivalent in foreign currency); or

(xxvii)    any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the above actions.

10.3        Acts of the Group Companies Requiring Supermajority Directors Approval. Regardless of anything else contained herein or in the Charter Documents of any Group Company, an annual budget and strategic plan for the Group Companies shall be approved by at least two-thirds of the directors of the board of directors of such Group Company.

11.          Additional Covenants.

11.1        Business of the Group Companies. Except for holding the interest in the applicable Subsidiaries, none of the Company, the BVI Subsidiary or the HK Subsidiary shall engage in any business or operations without the consent of the Supermajority Investors. The business of each other Group Company shall be restricted to the Business, except with the approval of the Board and any required approvals under Section 10.

11.2        SAFE Registration. If any holder or beneficial owner of any Equity Security of the Company (other than the Investors but including Chuangrui) (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and under other SAFE Rules and Regulations and is subject to the SAFE registration or reporting requirements under Circular 37 and under other SAFE Rules and Regulations, the Parties (other than the Investors but including Chuangrui) shall use their best efforts to promptly obtain a Power of Attorney in the form attached hereto as Exhibit A from such Security Holder, and shall use their best efforts to cause the designated representative under such Power of Attorney to promptly take such actions and execute such instruments on behalf of such Security Holder to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, and in the event such Security Holder fails to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, the Parties (other than the Investors but including Chuangrui) shall use their best efforts to promptly cause such Security Holder to cease to be a holder or beneficial owner of any Equity Security of the Company.

11.3        Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Supermajority Investors such that the Company (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the Accounting Standards.

11.4        Compliance with Laws; Registrations.

(i)            The Group Companies shall, and each Principal shall cause the Group Companies to, conduct their respective business in compliance in all material respects with all applicable Laws, including but not limited to Laws regarding foreign investments, corporate registration and filing, foreign exchange, medical treatment and health, food and drug safety, medical liability and insurance, advertising, intellectual property rights, labor and social welfare, and taxation, and obtain, make and maintain in effect, all Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, none of the Group Companies shall, and the Parties (other than the Investors) shall cause each Group Company not to, and the Parties shall ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of applicable anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company.

(ii)           Without limiting the generality of the foregoing, each Principal, each Principal Holdco and each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau, health regulatory authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

11.5                        Equity Incentive Plan.

(i)                                     On or after the Effective Date, the Company may reserve up to such number of Ordinary Shares under the ESOP such that the total number of shares issued or reserved under the ESOP is no more than 10% of the sum of (A) the issued and outstanding Ordinary Shares, (B) the issued and outstanding Preferred Shares, and (C) the Preferred Shares issuable upon the exchange of the Exchangeable Notes.

(ii)                                  Except with the written consent of the Supermajority Investors, all shares, options or other securities or awards granted or issued under the ESOP shall vest as follows: 25% thereof vest at the first anniversary of the date when such shares, options or other securities or awards are granted or issued with the remaining vesting evenly in yearly installments over the next three (3) years. The exercise price of all shares, options or other securities or awards granted or issued under the ESOP shall be determined by the Board of Directors at the time of grant and shall be in no event less than the Series B Conversion Price (as defined in the Memorandum and Articles), as adjusted in connection with share splits or share consolidation, reclassification or other similar event.

(iii)                               No issuances or grants will be made under any ESOP unless such ESOP contains terms and conditions reasonably satisfactory to the Supermajority Investors, which among other things, shall provide for the Company’s right to repurchase any and all unvested shares, options or other securities or awards granted thereunder at a price equivalent to the actual cost under certain circumstances and shall include transfer restrictions prior to a Qualified IPO. As a condition to the issuance of any shares issued under the ESOP or the exercise, conversion or exchange of any Equity Security issued under the ESOP, the grantee shall be required to enter into the Right of First Refusal & Co-Sale Agreement as a Principal (as defined in the Right of First Refusal & Co-Sale Agreement), unless otherwise agreed by the Supermajority Investors. Any attempt to exercise any option or other security granted or issued under the ESOP in contravention of this paragraph shall be null, void and without effect.

(iv)                              As soon as practicable after the Effective Date, the Company shall, and shall cause each Group Company to, obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary to effectuate the ESOP in the PRC in accordance with PRC Law; provided that the Company shall not grant any awards pursuant to the ESOP to any grantee in the PRC if any authorization, consent, order or approval of any Governmental Authority that is necessary to effectuate the ESOP in the PRC in accordance with PRC Law has not been obtained.

11.6                        Insurance. The Group Companies shall promptly purchase and maintain in effect, worker’s injury compensation insurance, key man insurance, and other insurance, in any case with respect to the Group’s properties, employees, products, operations, and/or business, each in the amounts not less than that are customarily obtained by companies of similar size, in a similar line of business, and with operations in the PRC.

11.7                        Intellectual Property Protection. Except with the written consent of the Majority Investors, the Group Companies shall take all reasonable steps to protect their respective material Intellectual Property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each employee and consultant of each Group Company to enter into an employment agreement in form and substance reasonably acceptable to the Majority Investors, a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to the Majority Investors.

11.8                        Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice and is reasonably satisfactory to the Majority Investors to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

11.9                        Non-compete. Unless the Supermajority Investors otherwise consent in writing, each Principal (a) so long as such Principal is an employee of a Group Company, shall devote such Principal’s full time and attention to the business of the Group Companies and will use such Principal’s best efforts to develop the business and interests of the Group Companies, and (b) so long as such Principal is a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company and for two (2) years after such Principal is no longer a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company, shall not, and shall cause his Affiliate or Associate not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the business of any Group Company or otherwise competes with the Group Companies (a “Restricted Business”); provided, however, that the restrictions contained in this clause (i) shall not restrict the acquisition by such Principal, directly or indirectly, of less than 1% of the outstanding share capital of any publicly traded company engaged in a Restricted Business, (ii) solicit any Person who is or has been at any time a customer of the Group for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavour to solicit or entice away any director, officer, consultant or employee of any Group Company. The Principals expressly agree that the limitations set forth in this Section are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this Section is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section shall be enforceable by each Group Company and each Investor separately and independently of the right of the other Group Companies and the other Investors.

11.10                 Anti-Dilution. (i) Subject to Article 11.10(ii), in the event that the Company issues New Securities at a price per share (“New Securities Price Per Share”) lower than the amount equal to the Consideration Per Share after the date of this Agreement, the Company shall issue additional Ordinary Shares (“Additional Ordinary Shares”) at nominal consideration to Chuangrui such that the Consideration divided by all of the Ordinary Shares held by Chuangrui (including the Additional Ordinary Shares) will be the same price as the New Securities Price Per Share. (ii) For the avoidance of doubt, Article 11.10(i) shall not be applicable to, and Chuangrui’s consent or approval shall not be required for, the issuance by the Company of any Ordinary Shares (or Options exercisable for such Ordinary Shares) duly issued (or issuable pursuant to such Options) to the Group Companies’ senior officers and key employees/service providers pursuant to the ESOP adopted in accordance with Section 10.2(xi) hereof or any Equity Securities of the Company issued pursuant to a Qualified IPO.

11.11                 Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all assets and funds of the Company legally available for distribution to the Members (after satisfaction of all creditors’ claims and claims that may be preferred by law) shall be distributed to the Members of the Company as follows:

(i)                                     First, each holder of the Series B Preferred Shares shall be entitled to receive for each Series B Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of shares by reason of their ownership of such shares, the higher of (a) the amount equal to 100% of the Series B Nominal Issue Price, plus an amount accruing thereon daily at a rate of 10% per annum, compounding annually, beginning on the First Closing Date and to the date the liquidator pays the Series B Preference Amount (as defined below), and (b) the amount that such holder of the Series B Preferred Share would have received if, immediately prior to the liquidation, dissolution or winding up of the Company, such Series B Preferred Share had been converted into the then applicable number of Ordinary Shares, in each case plus all declared but unpaid dividends on such Series B Preferred Share (collectively, the “Series B Preference Amount”). If the assets and funds thus distributed among the holders of the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full Series B Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Shares in proportion to the aggregate Series B Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (i).

(ii)                                  Second, each holder of the Series A Preferred Shares shall be entitled to receive for each Series A Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of shares by reason of their ownership of such shares, the higher of (a) the amount equal to 100% of the Series A Issue Price, plus an amount accruing thereon daily at a rate of 8% per annum, compounding annually, beginning on the Series A Issue Date and to the date the liquidator pays the Series A Preference Amount (as defined below), and (b) the amount that such holder of the Series A Preferred Share would have received if, immediately prior to the liquidation, dissolution or winding up of the Company, such Series A Preferred Share had been converted into the then applicable number of Ordinary Shares, in each case plus all declared but unpaid dividends on such Series A Preferred Share (collectively, the “Series A Preference Amount”). If the assets and funds thus distributed among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full Series A Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares in proportion to the aggregate Series A Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (ii).

(iii)                               Third, Chuangrui shall be entitled to receive for each Ordinary Share held by Chuangrui, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of shares by reason of their ownership of such shares, the Consideration Per Share plus an amount accruing thereon daily at a rate of 10% per annum, compounding annually, beginning on the Initial Completion Date (for Ordinary Shares held by Chuangrui which are allotted and issued on the Initial Completion Date) and/or Second Completion Date (for Ordinary Shares held by Chuangrui which are allotted and issued on the Second Completion Date) and/or Third Completion Date (for Ordinary Shares held by Chuangrui which are allotted and issued on the Third Completion Date) in each case, up to the date the liquidator pays the Chuangrui Preference Amount (as defined below), plus any declared but unpaid dividends on such Ordinary Shares held by Chuangrui (the “Chuangrui Preference Amount”). If the assets and funds thus distributed to Chuangrui shall be insufficient to permit the payment, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably to Chuangrui.

(iv)                              If there are any assets or funds remaining after the aggregate Series B Preference Amount, Series A Preference Amount and Chuangrui Preference Amount have been distributed or paid in full to the applicable holders pursuant to the above clauses, the remaining assets and funds of the Company available for distribution to the Members shall be distributed ratably among all the holders of Ordinary Shares (other than Chuangrui) according to the relative number of Ordinary Shares held by such holders of Ordinary Shares.

11.12                 No Avoidance; Voting Trust. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

11.13                 United States Tax Matters.

(i)                                     None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for US federal income tax purposes or elect to be treated as an entity other than a corporation for US federal income tax purposes.

(ii)                                  The Company shall use, and shall cause each of its Subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

(iii)                               The Company shall use its best effort to avoid future status of the Company or any of its Subsidiaries as a PFIC. Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including without limitation, whether any exception to PFIC status may apply). If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or an Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each holder of Preferred Shares that is a United States Person (“Direct US Investor”) and each United States Person that holds either direct or indirect interest in such holder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements , if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant holder of Preferred Share requests in writing that the Company provide such information to such Indirect US Investor.

(iv)                              Each of the Principals represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. Each of the Principals shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a CFC. Upon written request of a holder of Preferred Shares from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such holder of Preferred Shares to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the holder of Preferred Shares to make such determination, the Company shall promptly procure such information from its shareholders. The Company shall, (i) upon written request of a holder of Preferred Shares, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. The Company and each of its Subsidiaries shall use their commercially reasonable best efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such holder of Preferred Shares (or any Indirect US Investor) pursuant to Section 951 of the Code.

(v)                                 The Company shall comply and shall cause each of its Subsidiaries to comply with all record-keeping, reporting, and other requirements that a holder of Preferred Shares inform the Company are necessary to enable such holder to comply with any applicable US tax rules. The Company shall also provide each holder of Preferred Shares with any information reasonably requested by such holder of Preferred Shares to enable such holder to comply with any applicable US tax rules.

(vi)                              The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section shall be borne by the Company.

11.14                 Other Tax Matters. The Parties (other than the Investors) agree to jointly and severally indemnify each Investor from and against (i) any Taxes imposed on such Investor by any PRC Governmental Authority in connection with its investment in the Company, and (ii) any loss, claim, liability, expense, or other damage (including without limitation, diminution in the value of the Company business or such Investor’s investment in the Company) attributable to (a) any Taxes (or the non-payment thereof) of any Group Company for all taxable periods ending on or before the Closing and the portion through the end of the Closing for any taxable period that includes (but does not end on) the Closing, (b) any Taxes of any other Person imposed by any Governmental Authority on any Group Company as a transferee, successor, withholding agent, accomplice, or party providing conveniences in connection with an event or transaction occurring before the Closing, and (c) any breach of any representations or warranties contained in Section 11.13.

11.15                 Confidentiality.

(i)                                     The terms and conditions of the Transaction Documents (collectively, the “Confidential Information”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except that (i) each Party, as appropriate, may disclose any of the Confidential Information to its current or bona fide prospective investors, prospective permitted transferees, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; (ii) each Investor may disclose any of the Confidential Information to its fund manager and the employees thereof so long as such Persons are under appropriate nondisclosure obligations; and (iii) if any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(ii)                                  The provisions of this Section shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by the Company and the Investors in respect of the transactions contemplated hereby.

12.                               Miscellaneous.

12.1                        Termination. This Agreement shall terminate upon mutual consent of the Parties hereto. The provisions of Sections 7, 8, 9, 10, and 11 shall terminate on the consummation of the IPO or a Deemed Liquidation Event. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 2 through 6 and Section 12). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

12.2                        Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement. Each Principal irrevocably agrees to cause and guarantee the performance by each of such Principal’s Principal Holding Companies of all of their respective covenants and obligations under this Agreement, as if each of such Principal’s Principal Holding Companies were an original Party to this Agreement.

12.3                        Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Investor hereunder (including, without limitation, registration rights) are assignable (together with the related obligations) in connection with the transfer of Equity Securities of the Company held by such Investor but only to the extent of such transfer. Except as provided in the preceding sentence and in Section 12.9, this Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties except as expressly provided herein.

12.4                        Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

12.5                        Dispute Resolution.

(i)                                     Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be settled by arbitration in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules (“HKIAC Rules”) in force when the Notice of Arbitration is submitted in accordance with the HKIAC Rules

(ii)                                  There shall be three (3) arbitrators, of whom one (1) arbitrator shall be jointly appointed by the Company and the Principals, one (1) arbitrator jointly appointed by the Investors, and the third arbitrator shall be appointed by the two arbitrators designated by the Parties. If the two arbitrators designated by the Parties are unable to agree upon a third arbitrator within thirty (30) days after the first two arbitrators are appointed, the third arbitrator shall be appointed by the HKIAC Council.

(iii)                               The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including without limitation, the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(iv)                              In addition to the authority conferred upon the arbitral tribunal by the HKIAC Rules, the arbitral tribunal shall have the authority to order production of documents in accordance with the IBA Rules on the Taking of Evidence in International Arbitration published by International Bar Association as current on the commencement of the arbitration.

(v)                                 The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi)                              The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vii)                           Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii)                        During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

12.6                        Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule C (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

12.7                        Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

12.8                        Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

12.9                        Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

12.10                 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

12.11                 Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the Majority Investors; and (iii) Persons holding at least a majority of the Ordinary Shares held by the Principals who are then employees of the Company; provided, however, that (1) no such amendment or waiver shall be effective or enforceable in respect of a Principal or a holder of any particular series of Preferred Shares of the Company if such amendment or waiver affects such Principal or holder, respectively, materially and adversely differently from the other Principals or holders of the same series of Preferred Shares, respectively, unless such Principal or holder consents in writing to such amendment or waiver, and (2) any provision that specifically and expressly gives a right to a named Investor shall not be amended or waived without the prior written consent of such named Investor. Notwithstanding the foregoing, any Party hereunder may waive any of its/his rights hereunder without obtaining the consent of any parties. Any amendment or waiver effected in accordance with this Section 12.11 shall be binding upon all the Parties hereto.

12.12                 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

12.13                 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

12.14                 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

12.15                 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.16                 Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. For the avoidance of doubt, this Agreement shall supersede and replace the Prior Agreement in its entirety. The relevant Parties to the Prior Agreement hereby acknowledge and confirm that, (i) as of the Commencement Date, the Prior Agreement was terminated with immediate effect and ceased to have any further force or effect; and (ii) each of the parties to the Prior Agreement has confirmed the Prior Agreement was absolutely terminated on the Commencement Date, none of the parties to the Prior Agreement shall have any rights, claims or interests whatsoever against any of the other parties to the Prior Agreement, and to the extent that any party to the Prior Agreement has or may have any rights, claims or interests whatsoever against any of the other parties thereto under or in respect of the Prior Agreement, such rights, claims or interests have been absolutely, irrevocably and unconditionally waived, discharged and released.

12.17                 Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

12.18                 Aggregation of Shares. All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights of any Investor under this Agreement.

12.19                 Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Aesthetic Medical International Holdings Group Limited

	By:	/s/ Zhou Pengwu
	Name:	ZHOU PENGWU(周鹏武)
	Title:	Director

DRAGON JADE HOLDINGS LIMITED 龍翠控股有限公司

	By:	/s/ Zhou Pengwu
	Name:	ZHOU PENGWU(周鹏武) on behalf of Aesthetic Medical International Holdings Group Limited
	Title:	Director

PENG OI INVESTMENT (HONG KONG) HOLDINGS LIMITED 鹏爱投资（香港）集团有限公司

	By:	/s/ Zhou Pengwu
	Name:	ZHOU PENGWU(周鹏武)
	Title:	Director

鹏意达商务咨询（深圳）有限公司

	By:	/s/ Zhou Pengwu
	Name:	ZHOU PENGWU(周鹏武)
	Title:	Legal Representative

深圳鹏爱医院投资管理有限公司

	By:	/s/ Zhou Pengwu
	Name:	ZHOU PENGWU(周鹏武)
	Title:	Legal Representative

[Signature Page to Further Amended and Restated Shareholder and Note Holder Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

The undersigned (1) understands that this Agreement imposes obligations on him, and (2) understands the terms of this Agreement, and (3) has considered this Agreement with his own tax and legal advisors and will be responsible for his own liabilities resulting from this Agreement.

签字人理解本协议的条款，理解签字人在本协议下的义务，已与其税务和法律顾问一起审查了本协议，会履行其在本协议下的所有义务。

PRINCIPALS:

ZHOU PENGWU(周鹏武)

By:	/s/ Zhou Pengwu
Name:	Zhou Pengwu

[Signature Page to Further Amended and Restated Shareholder and Note Holder Agreement]

DING WENTING (丁文婷)

By:	/s/ Ding Wenting
Name:	Ding Wenting

[Signature Page to Further Amended and Restated Shareholder and Note Holder Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRINCIPAL HOLDCOS:

Pengai Hospital Management Corporation

By:	/s/ Zhou Pengwu
Name:	Zhou Pengwu
Title:	Director

[Signature Page to Further Amended and Restated Shareholder and Note Holder Agreement]

Seefar Global Holdings Limited 世發環球控股有限公司

By:	/s/ Zhou Pengwu
Name:	Zhou Pengwu
Title:	Director

[Signature Page to Further Amended and Restated Shareholder and Note Holder Agreement]

Jubilee Set Investments Limited 立禧投資有限公司

By:	/s/ Ding Wenting
Name:	Ding Wenting
Title:	Director

[Signature Page to Further Amended and Restated Shareholder and Note Holder Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.

By:	IDG Technology Venture Investment IV, LLC its General Partner

By:	/s/ Chi Sing Ho
Name:	Chi Sing Ho
Title:	Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND III L.P.

By:	IDG-Accel China Growth Fund III Associates L.P. its General Partner

By:	IDG-Accel China Growth Fund GP III Associates Ltd. its General Partner

By:	/s/ Chi Sing HO
Name:	Chi Sing HO
Title:	Authorized Signatory

IDG-ACCEL CHINA III INVESTORS L.P.

By:	IDG-Accel China Growth Fund GP III Associates Ltd. its General Partner

By:	/s/ Chi Sing Ho
Name:	Chi Sing Ho
Title:	Authorized Signatory

[Signature Page to Further Amended and Restated Shareholder and Note Holder Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Peak Asia Investment Holdings V Limited

By:	/s/ Kenichi Shu
Name:	Kenichi Shu
Title:	Director

[Signature Page to Further Amended and Restated Shareholder and Note Holder Agreement]

SCI AESTHETIC HOLDING CO., LTD.

By:	/s/ Haofu Tang
Name:	Haofu Tang
Title:	Director

[Signature Page to Further Amended and Restated Shareholder and Note Holder Agreement]

SCHEDULE A-1

List of Principals

Principal	Principal’s PRC Identification Card Number
ZHOU PENGWU(周鹏武)	#####
DING WENTING (丁文婷)	#####

List of Principal Holdcos

Principal Holdco	Shareholders	Number of Ordinary Shares Held
Pengai Hospital Management Corporation	ZHOU PENGWU DING WENTING	3,773,334
Seefar Global Holdings Limited 世發環球控股 有限公司	ZHOU PENGWU	18,889,380
Jubilee Set Investments Limited 立禧投資有限 公司	DING WENTING	18,148,620

SCHEDULE A-2

List of Investors

IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.

c/o IDG Capital Management (HK) Ltd.

Unit 1509, The Center

99 Queen’s Road

Central, Hong Kong

Attn: Chi Sing HO

Fax: ######

with a copy to

Floor 6, Tower A, COFCO Plaza,

8 Jianguomennei Dajie

Beijing, 100005, P.R. China

Attn: Ms. Jia LIU

Fax: ######

Davis Polk & Wardwell LLP

2201 China World Office 2

1 Jian Guo Men Wai Avenue

Chao Yang District, Beijing 100004, P.R. China

Attn: Howard Zhang

Fax: ######

IDG-ACCEL CHINA GROWTH FUND III L.P.

c/o IDG Capital Management (HK) Ltd.

Unit 1509, The Center

99 Queen’s Road

Central, Hong Kong

Attn: Chi Sing HO

Fax: ######

with a copy to

Floor 6, Tower A, COFCO Plaza,

8 Jianguomennei Dajie

Beijing, 100005, P.R. China

Attn: Ms. Jia LIU

Fax: ######

Davis Polk & Wardwell LLP

2201 China World Office 2

1 Jian Guo Men Wai Avenue

Chao Yang District, Beijing 100004, P.R. China

Attn: Howard Zhang

Fax: ######

IDG-ACCEL CHINA III INVESTORS L.P.

c/o IDG Capital Management (HK) Ltd.

Unit 1509, The Center

99 Queen’s Road

Central, Hong Kong

Attn: Chi Sing HO

Fax: ######

with a copy to

Floor 6, Tower A, COFCO Plaza,

8 Jianguomennei Dajie

Beijing, 100005, P.R. China

Attn: Ms. Jia LIU

Fax: ########

Davis Polk & Wardwell LLP

2201 China World Office 2

1 Jian Guo Men Wai Avenue

Chao Yang District, Beijing 100004, P.R. China

Attn: Howard Zhang

Fax: ########

PEAK ASIA INVESTMENT HOLDINGS V LIMITED

c/o ADV Partners Management Pte Ltd,

Address : 1 Kim Seng Promenade #13-11 Great World City West Tower, Singapore 237994

Tel :                        ########

Fax :                    ########

Attn:                    Mr. Arun Kumar

Email:            Finance@advpartners.com

SCI AESTHETIC HOLDING CO., LTD.

Address : Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Island

Tel                               ########

Fax :                    ########

Attn:                    Mr. Donald Tang

Email:            donaldtang@scivc.com

SCHEDULE B

CAPITALIZATION TABLE

	Pre Second Completion		Post Second Completion		Post Third Completion
Ordinary Shareholders	# of Shares	%	# of Shares	%	# of Shares	%
Pengai Hospital Management Corporation	3,773,334	6.62%	3,773,334	6.60%	3,773,334	6.57%
Seefar Global Holdings Limited	18,889,380	33.13%	18,889,380	33.03%	18,889,380	32.91%
Jubilee Set Investments Limited	18,148,620	31.83%	18,148,620	31.74%	18,148,620	31.62%
China Concentric Capital Group Ltd.	188,666	0.33%	188,666	0.33%	188,666	0.33%
SCI Aesthetic Holding Co., Ltd. - First Tranche	408,778	0.72%	408,778	0.71%	408,778	0.71%
SCI Aesthetic Holding Co., Ltd. - Second Tranche	—	—%	175,094	0.31%	175,094	0.31%
SCI Aesthetic Holding Co., Ltd. - Third Tranche	—	—%	—	—%	214,347	0.37%
Serie A Preferred Shareholders
IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.	3,000,000	5.26%	3,000,000	5.25%	3,000,000	5.23%
IDG-ACCEL CHINA GROWTH FUND III L.P.	2,801,400	4.91%	2,801,400	4.90%	2,801,400	4.88%
IDG-ACCEL CHINA III INVESTORS L.P.	198,600	0.35%	198,600	0.35%	198,600	0.35%
Peak Asia Investment Holdings V Limited	9,600,000	16.84%	9.600,000	16.79%	9.600,000	16.73%

Total Shares	57,008,778	100.00%	57,183,872	100.00%	57,398,219	100.00%
Founder	40,811,334	71.59%	40,811,334	71.37%	40,811,334	71.10%
Dr. Zhou	20,813,780	36.51%	20,813,780	36.40%	20,813,780	36.26%
Ms. Ding	19,997,554	35.08%	19,997,554	34.97%	19,997,554	34.84%
ADV	9,600,000	16.84%	9,600,000	16.79%	9,600,000	16.73%
IDG	6,000,000	10.52%	6,000,000	10.49%	6,000,000	10.45%
China Concentric Capital	188,666	0.33%	188,666	0.33%	188,666	0.33%
SCI Aesthetic Holding Co., Ltd	408,778	0.72%	583,872	1.02%	798,219	1.39%

SCHEDULE C

ADDRESS FOR NOTICES

If to the Principals:

ZHOU PENGWU (周鹏武)

Address:	Room 1604, Changhong Tower, 3013 Sungang Road East, Luohu District, Shenzhen, Guangdong Province, China 中国广东省深圳市罗湖区笋岗东路3013号长虹大厦1604
Telephone:	########
Fax:	########
Attention:	ZHOU PENGWU 周鹏武

DING WENTING (丁文婷)

Address:	Room 1604, Changhong Tower, 3013 Sungang Road East, Luohu District, Shenzhen, Guangdong Province, China 中国广东省深圳市罗湖区笋岗东路3013号长虹大厦1604
Telephone:	########
Fax:	########
Attention:	DING WENTING 丁文婷

If to the Principal Holdcos:

Pengai Hospital Management Corporation

Address:	深圳市南山区南山大道1122号鹏爱医疗美容医院4楼总裁办
Telephone:	########
Attention:	ZHOU PENGWU 周鹏武 DING WENTING 丁文婷

Seefar Global Holdings Limited 世發環球控股有限公

Address:	深圳市南山区南山大道1122号鹏爱医疗美容医院4楼总裁办
Telephone:	########
Attention:	ZHOU PENGWU 周鹏武 DING WENTING 丁文婷

Jubilee Set Investments Limited 立禧投資有限公司

Address:	深圳市南山区南山大道1122号鹏爱医疗美容医院4楼总裁办
Telephone:	########
Attention:	ZHOU PENGWU 周鹏武 DING WENTING 丁文婷

If to the Group Companies:

Aesthetic Medical International Holdings Group Limited:

Address:	Room 1605, Changhong Tower, 3013 Sungang Road East, Luohu District, Shenzhen, Guangdong Province, China 中国广东省深圳市罗湖区笋岗东路3013号长虹大厦1605
Telephone:	########
Fax:	########
Attention:	SU JINHUI 苏锦辉

Dragon Jade Holdings Limited 龍翠控股有限公司:

Address:	深圳市南山区南山大道1122号鹏爱医疗美容医院4楼总裁办
Telephone:	########
Attention:	ZHOU PENGWU 周鹏武 DING WENTING 丁文婷

Peng Oi Investment (Hong Kong) Holdings Limited:

Address:	Room 1605, Changhong Tower, 3013 Sungang Road East, Luohu District, Shenzhen, Guangdong Province, China 中国广东省深圳市罗湖区笋岗东路3013号长虹大厦1605
Telephone:	########
Fax:	########
Attention:	SU JINHUI 苏锦辉

鹏意达商务咨询（深圳）有限公司:

Address:	Room 1605, Changhong Tower, 3013 Sungang Road East, Luohu District, Shenzhen, Guangdong Province, China 中国广东省深圳市罗湖区笋岗东路3013号长虹大厦1605
Telephone:	########
Fax:	########
Attention:	SU JINHUI 苏锦辉

深圳鹏爱医院投资管理有限公司:

Address:	Room 1604, Changhong Tower, 3013 Sungang Road East, Luohu District, Shenzhen, Guangdong Province, China 中国广东省深圳市罗湖区笋岗东路3013号长虹大厦1604
Telephone:	########
Fax:	########
Attention:	ZHOU PENGWU 周鹏武

If to the Investors:

IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.

Address:	IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.
c/o IDG Capital Management (HK) Ltd.
Unit 1509, The Center
99 Queen’s Road
Central, Hong Kong
Fax:	########
Attention:	Chi Sing HO

with a copy to

Address:	Floor 6, Tower A, COFCO Plaza,
8 Jianguomennei Dajie
Beijing, 100005, P.R. China
Fax:	########
Attention:	Ms. Jia LIU

Address:	Davis Polk & Wardwell LLP
2201 China World Office 2
1 Jian Guo Men Wai Avenue
Chao Yang District, Beijing 100004, P.R. China
Fax:	########
Attention:	Howard Zhang

IDG-ACCEL CHINA GROWTH FUND III L.P.

Address:	IDG-ACCEL CHINA GROWTH FUND III L.P.
c/o IDG Capital Management (HK) Ltd.
Unit 1509, The Center
99 Queen’s Road
Central, Hong Kong
Fax:	########
Attention:	Chi Sing HO

with a copy to

Address:	Floor 6, Tower A, COFCO Plaza,
8 Jianguomennei Dajie
Beijing, 100005, P.R. China
Fax:	########
Attention:	Ms. Jia LIU

Address:	Davis Polk & Wardwell LLP
2201 China World Office 2
1 Jian Guo Men Wai Avenue
Chao Yang District, Beijing 100004, P.R. China
Fax:	########
Attention:	Howard Zhang

IDG-ACCEL CHINA III INVESTORS L.P.

Address:	IDG-ACCEL CHINA III INVESTORS L.P.
c/o IDG Capital Management (HK) Ltd.
Unit 1509, The Center
99 Queen’s Road
Central, Hong Kong
Fax:	########
Attention:	Chi Sing HO

with a copy to

Address:	Floor 6, Tower A, COFCO Plaza,
8 Jianguomennei Dajie
Beijing, 100005, P.R. China
Fax:	########
Attention:	Ms. Jia LIU

Address:	Davis Polk & Wardwell LLP
2201 China World Office 2
1 Jian Guo Men Wai Avenue
Chao Yang District, Beijing 100004, P.R. China
Fax:	########
Attention:	Howard Zhang

PEAK ASIA INVESTMENT HOLDINGS V LIMITED

c/o ADV Partners Management Pte Ltd,
Address :	1 Kim Seng Promenade #13-11 Great World City West Tower, Singapore 237994
Tel :	########
Fax :	########
Attn:	Mr. Arun Kumar
Email:

SCI AESTHETIC HOLDING CO., LTD.

Address:	Rm 20K, 726 West Yan’an Rd, Shanghai, China
Telephone:	########
Fax:	########
Attention:	Mr. Donald Tang

EXHIBIT A

FORM OF POWER OF ATTORNEY

授权委托书

委托人:	姓	名：
身份证号：
	地	址：
	邮	编：
	电	话：

受委托人:	姓	名：
身份证号：
	地	址：
	邮	编：
	电	话：

委托人拟行使根据其于20       年      月       日与 Aesthetic Medical International Holdings Group Limited, 一家根据开曼法律设立的公司（”境外公司”），签署之认股证 书/期权协议而获得的认股权/期权。在满足认股证书/期权协议规定的相应条件的情况 下，委托人将获得境外公司的                股普通股（占境外公司总股本的        %）。现就 上述认股权/期权行使行为委托受委托人代为办理相关的外汇登记手续。

受委托人的代理权限为：代为提出申请，并办理有关声明、承认、变更或放弃 的手续，领取有关通知、证明、文件等资料，以及其他一切与办理此次外汇登记相关 的事宜。

委托人：                                （签字）

二零                      年         月            日